SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 10, 2008

MAPLE MOUNTAIN PUMPKINS AND AGRICULTURE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52964	84-1426364
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

706 Rildah Circle, Kaysville, Utah	84037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(801) 628-5555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03

Amendments to Articles of Incorporation or Bylaws

Amended Articles

On October 10, 2008, Maple Mountain Pumpkins and Agriculture, Inc. (the “Company”) amended its Articles of Incorporation (the “Amendment”) pursuant to NRS §78.207 and authorized an increase in the authorized common stock of the Company at the rate of 2.5-for-1 from 200,000,000 shares to 500,000,000 shares and correspondingly authorized an increase in the outstanding shares of common stock from 10,500,000 to approximately 26,250,000.  The par value of the common stock will not be affected.  The reclassification of the authorized and the outstanding common stock will be effective as of the close of business on October 20, 2008.  A copy of the Certificate of Change filed with the State of Nevada on October 10, 2008, and effecting the Amendment pursuant to NRS §78.209 is attached hereto as Exhibit 3.1.  The effective date of the Certificate of Change will be October 20, 2008.

New Bylaws

On October 14, 2008, the Board of Directors repealed the existing bylaws (the “Former Bylaws”) and adopted new bylaws for the Company (the “New Bylaws”) by the vote of the Board pursuant to Section 1 of Article IX of the Former Bylaws which were adopted August 20, 1997.  The purpose of adopting new bylaws was to modernize them in light of changes in the Nevada corporate law and to clarify certain procedural and administrative provisions.

The following table sets for the material changes provided in the New Bylaws from the Former Bylaws:

Former Bylaws	New Bylaws

Annual Meeting. Section 1 of Article II of the Former Bylaws stated that the annual meeting was to be held on the third Wednesday of August, or at such times as the Board otherwise determined.	Annual Meeting. Section 2 of Article II of the New Bylaws states that annual meetings of shareholders are to be held each year on the date and at the time designated by the Board.

Special Meetings.  Section 2 of Article II provided that special meetings of the shareholders could be called by a majority of the directors, by the president, or upon request of shareholders owning 10% of the stock entitled to vote at the meeting.

Special Meetings.  Section 3 of Article II permits special meetings of the shareholders to be called by the Chairman of the Board, the Chief Executive Officer, a majority of the Board, or the holder of 10% of the shares entitled to be voted at the meeting.

Notice of Shareholder Meetings. Section 2 of Article II of the Former Bylaws required notice of shareholder meetings to be made personally or by mail.	Notice of Shareholder Meetings. Except as restricted by state law, Section 4 of Article II of the New Bylaws permits written, facsimile, electronic, or posted notice for meetings of shareholders.

Proxies. Section 5 of Article II stated that no proxy was valid after 11 months unless it had a specified duration therein.	Proxies. Section 5 of Article II provides that no proxy can be voted after 6 months unless the proxy provides for a longer period, but not to exceed 7 years.

Quorum. Section 8 of Article II of the Former Bylaws provided that a majority of the outstanding shares entitled to vote at a meeting of shareholders constituted a quorum.	Quorum. Section 6 of Article II provides that the holders of at least 1/3 of the shares entitled to vote at a meeting constitute a quorum.

Record Date. Section 3 of Article II of the Former Bylaws provided that the record date for determining the shareholders authorized to vote could not exceed 50 days.	Record Date. Section 11 of Article II sets the record date for determining shareholders authorized to vote not to exceed 60 days.

Voting. Section 4 of Article II provided that each shareholder was entitled to one vote for each share having the right to vote at a meeting.

Voting.  Section 9 of Article II of the New Bylaws provides that each shareholder is entitled to one vote per share except as otherwise provided in the Articles of Incorporation.  Directors are elected by a plurality of votes cast and all other matters are approved if the number of votes at the meeting exceeds the number of votes cast in opposing the action.

Shareholder Nominations and Proposals. The Former Bylaws had no provisions to permit shareholder nominations or proposals.

Shareholder Nominations and Proposals.  Section 10 of Article II of the New Bylaws provides that nominations for electing directors or proposals for shareholder action can only be made by giving written notice to the Secretary 120 days before the anniversary date of the last annual meeting if the annual meeting is held within 30 days of the anniversary date of the prior annual meeting, or otherwise, not later than the 10th day following notice of the annual or special meeting.

Inspectors of Elections. The Former Bylaws had no provisions relating to the inspectors of the election.

Inspectors of Elections.  Section 13 of Article II permits either the Board prior to a meeting of the Shareholders, or, if the Board fails to appoint, the Chairman at the meeting,  to appoint inspectors of the election.  Any shareholder or his proxy may require the appointment of inspectors of the election.  The appointed inspectors are required to determine the number of shares outstanding and the voting power of such shares, the shares represented at the meeting and the determination of a quorum.  The inspectors of the election shall receive tally votes and provide a report of the voting at the meeting.

Remote Communication. The Former Bylaws made no provision for remote communications at meetings of shareholders.

Remote Communications.  Section 15 of Article II of the New Bylaws authorizes the Board to establish procedures to permit shareholders and proxy holders not physically present at an annual or special meeting to participate and be deemed present by means of telephone conference or similar method of communication.

Number of Directors. Section 1 of Article III of the Former Bylaws established the number of directors between one and 9 persons as determined by resolution of the Board.	Number of Directors. Section 2 of Article III of the New Bylaws provides that the number of directors be determined by resolution of the Board.

Resignation of Directors. The Former Bylaws made no provision for the method by which directors can resign.

Resignation of Directors.  Section 3 of Article III states that any director can resign by giving written notice to the Chairman, Chief Executive Officer, or Secretary.  The resignation will be effective upon the giving of the notice, or later if designated in the notice.  Acceptance of the resignation is not necessary to make it effective.

Special Meetings of Directors.  Section 5 of Article III of the Former Bylaws provided that special meetings of the directors could be called by the President, the Secretary, or upon written request of one director.

Special Meetings of Directors. Section 3 of Article IV of the New Bylaws provides that special meetings of the directors may be called by the Chairman, the Chief Executive Officer, or the Secretary.

Notice of Special Meetings of the Board. Section 6 of Article III required that notice must be provided in person or by mail three days before the meeting date.

Notice of Special Meetings of the Board.  Section 4 of Article IV of the New Bylaws provides that notice must be given by mail five days before the meeting, by facsimile, telecopy, or telegram two days before the meeting, in person or by electronic mail or other electronic means, during regular business hours, one day before the meeting.

Removal of Directors.  Section 9 of Article III of the Former Bylaws provided that any director could be removed, with or without cause, by the vote of 51% of the voting power of all shares entitled to vote at the election of directors.

Removal of Directors.  NRS §78.335 provides that any director may be removed by a vote of shareholders representing not less than two-thirds of the voting power of the shares entitled to vote.  The New Bylaws include no provisions otherwise for the removal of directors.

Committees. The Former Bylaws included no provisions for the creation or operation of committees of the Board.	Committees. Article V of the New Bylaws permits the Board to create and regulate committees which may have only limited powers. Each committed must consist of one or more of the directors.

Officers. Article IV of the Former Bylaws mandated that the principal officers were President, Vice-President, Secretary and Treasurer.

Officers.  Article VI of the New Bylaws provide that the officers consist of a Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Secretary, and Treasurer.  The Chairman has general executive powers.  The Chief Executive Officer has general charge of the business and affairs.  The President has responsibility of the day-to-day operations and business of the company and reports to the CEO.  If no CEO is elected or appointed, the President is also the CEO.  The Chief Financial Officer is required to maintain accurate records of the financial accounts of the Company.  The Chairman and the CFO each have the power to vote the stock of any other corporation.

Uncertificated Shares. The Former Bylaws had no provision for uncertificated shares.

Uncertificated Shares.  Section 1 of Article VII permits the issue of some or all of the shares of any class without certificates.  Within a reasonable time after the issue or transfer of shares without certificates, the Company is required to send the shareholder then owning such shares a written statement of the information required to be placed on stock certificates issued by the Company.

Indemnification. Article VIII of the Former Bylaws provided for mandatory indemnification of directors, officers, and employees.	Indemnification. Article VIII of the New Bylaws provides for mandatory indemnification of directors, officers, employees, and agents.

Notice. The Former Bylaws made no provision for the form of notice to directors or shareholders.

Notice.  Section 4 of Article IX of the New Bylaws provides for notice to shareholders and directors will be deemed given: (a) if mailed, when deposited in the United States mail; (b) if by facsimile when sent to a number provided and authorized by the director or shareholder; (c) if by electronic mail when sent to an address provided and authorized by the director or shareholder; (d) if by a posting on an electronic network together with a separate notice to the director or shareholder of the specific posting; or (d) by any other form of electronic transmission, when directed to a director or shareholder in a manner consented to by such person.

Loans. The Former Bylaws did not prohibit loans or the extension of credit to directors or officers.	Loans. Section 9 of Article IX prohibits loans or the extension or facilitation of credit to directors or executive officers.

Acquisition of Controlling Interest. The Former Bylaws did not contain provisions relating to the voting rights of an acquiring person in the acquisition of controlling interest in the Company.	Acquisition of Controlling Interest. Section 12 of Article IX opts out of the provisions of NRS 78.378 to 78.3793 pertaining to the acquisition of a controlling interest.

A copy of the New Bylaws is attached as Exhibit 3.2 to this report and incorporated herein by reference.

Item 9.01

Exhibits

The following exhibits are included as part of this report:

3.1

Certificate of Change dated October 10, 2008

3.2

Bylaws Adopted October 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maple Mountain Pumpkins and Agriculture, Inc.

Date:  October 14, 2008

By /s/ Ken Edwards

     Ken Edwards, President

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